SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

In connection with the filing of the Prospectus Supplement discussed below under Item 8.01, on October 19, 2012, Eagle Bancorp, Inc. (the “Company”), EagleBank and Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”), entered into an amendment to the Sales Agency Agreement dated April 30, 2012 between the Company, EagleBank and Sandler O’Neill (the “Agreement”) in order to reduce the aggregate sale price of shares remaining subject to the Agreement to $5,115,561, and to revise the references to the registration statement in the Agreement to mean the Registration Statement.

Item 8.01.              Other Events

On October 19, 2012, the Company filed with the Securities and Exchange Commission (the “Commission”) a prospectus supplement (the “Prospectus Supplement”) to the prospectus (the “Prospectus”) included as part of the Company’s registration statement on Form S-3 declared effective by the Commission on October 5, 2012 (File No. 333-183054) (the “Registration Statement”), pursuant to which the Company may, from time to time, sell newly issued shares of its common stock, $0.01 par value per share (the “Common Stock”), having an aggregate sales price of up to $5,115,561, in a discretionary equity sales program conducted through Sandler O’Neill, as the Company’s sales agent.

The Prospectus Supplement relates to the remaining principal amount of the $35,000,000 of Common Stock which may be sold from time to time under the Agreement (the “Agreement”).  Through October 18, 2012, the Company has sold an aggregate of 1,770,585 shares of Common Stock under the Agreement, for an aggregate sales price of $29,884,438.95 and has paid commissions of $1,045,955.36 to Sandler O’Neill.

Prospective investors should read the Prospectus Supplement, the Prospectus and all documents incorporated by reference therein.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits.

Number	Description

5.1	Opinion of BuckleySandler LLP
23.1	Consent of BuckleySandler LLP (included in exhibit 5.1)
99.1

Sales Agency Agreement, dated April 30, 2012 between Eagle Bancorp, Inc., EagleBank and Sandler O’Neill + Partners, L.P.; Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on May 1, 2012

99.2	Amendment to Sales Agency Agreement, dated as of October 19, 2012, between Eagle Bancorp, Inc., EagleBank and Sandler O’Neill + Partners, L.P.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Michael T. Flynn
Michael T. Flynn, Executive Vice President, Chief Operating Officer

Dated: October 19, 2012